EXHIBIT 10.4

RENTAL AGREEMENT

STATE OF GEORGIA, DEKALB COUNTY

DATE OF THIS AGREEMENT: January 1st, 2020

PROPERTY ADDRESS: 5522 New Peachtree Road, Suite 129

MANAGEMENT: Circle of Love, Inc.

TENANTS: Prudent Senior Services of Georgia, Inc.

APPLIANCES INCLUDED: None

BEGINNING DATE: January 1st, 2020

TERMINATION DATE: March 31st, 2022

MONTHLY RENTAL: See attached rents roll. (Rents to be paid to Plaza del Sol)

SECURITY DEPOSIT: __________________a

Attached hereto is the sole and entire rental agreement between the aforementioned management and Tenant, and both parties acknowledge receipt of completed copies. No oral statements shall be binding. No modification of this agreement shall be binding unless attached hereto and signed by all parties.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THESE PRESENTS TO BE SIGNED IN PERSON OR BY PERSON DULY AUTHORIZED, THE DAY AND YEAR.

/S/ Wooiyi Yin	/S/ Alfred Yin
Management	Tenants

☒ Received EPA Mold Guide

☒ Received “Lead disclosure”

☒ Tenants have tenant insurance

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RENTAL AGREEMENT

In consideration of the agreement of aforementioned Tenant, the Management hereby rents them the dwelling located at the aforementioned Property Address (“the premises”) for the period commencing on the aforementioned Beginning Date, and the monthly thereafter until the aforementioned Termination Date, at which time this Agreement is terminated. Tenants consideration of Management permitting them to occupy the premises, hereby agrees to the following terms:

1. RENT: Rent shall be the aforementioned “Monthly Rental” per month, payable in full and in advance, without notice or demand, upon the 5th day of each calendar month to the Management at the following address: 3780 Old Norcross Road, Suite 103-226, Duluth, GA 30096, or at such other place as may be designated by Management from time to time. Rent checks received in advance will be deposited only on the due date.

2. LATE FEES: Time is of the essence of this agreement. If the rent is not paid by the fifth day of the month, a penalty of $50.00 shall be paid by Tenant to Management, and a further penalty of $5.00 per day thereafter until the rent is paid shall be paid by Tenant to Management as additional rent. In the event any check given by Tenant to Management is returned by the bank unpaid, Tenant shall pay a $45.00 return check fee to Management for each such check in addition to the aforementioned daily late fees.

3. UTILITIES: Tenant shall be responsible for the payment of all utilities and services.

4. USE: The premises shall be used solely as a residence and shall be occupied only by the persons named in Tenant’s application to rent. Occupancy by guests staying over seven days will be in violation of this provision. No pets of any kind shall be brought on the premises without prior written consent of Management. Tenant shall not have a waterbed on the premises without prior written consent of the Management. Tenants shall comply with all statutes, ordinances and requirements of all subdivision, municipal, states and county authorities now in foreon, or which may hereafter be in force pertaining to the use of the premise.

5. MAINTENANCE, REPAIRS OR ALTERATIONS: Tenant acknowledges that the premises are in good order and repair, and Tenant accepts the premises “as is”, unless otherwise indicated herein. Tenant shall at his own expense, and at all times, maintain the premises in a clean and sanitary manner including all equipment, appliances, furniture and furnishings therein and shall surrender the same, at termination hereof, in a good condition as received, normal wear and tear expected. Tenant shall be responsible for damages caused by his negligence and that of his family, or invitees, or guests. Tenant shall not paint, paper or otherwise redecorate or make alterations to the premises without prior written consent of the Management. Tenant shall mow, irrigate and maintain any surrounding grounds, including lawns and shrubbery and gutters, and keep the same clear of rubbish, weeds, or leaves if such grounds are part of the premises and are exclusively for the use of the Tenant. In the event that Tenant fails to maintain lawns or shrubbery which are a part of premises, Management, after attempting to notify Tenant, may, but is not required to, maintain lawn and/or shrubbery by using a professional yard maintenance company. The costs of such yard maintenance will be paid by the Tenant.

6. RIGHT OF ACCESS: Management may enter the premises without notice to Tenant for inspection and maintenance during reasonable hours. In case of emergency, management may enter at any time.

7. INDEMNIFICATION: Management shall not be liable for any damage or injury to the Tenant, or any property, occurring on the premises, or any part thereof, unless such damage is the proximate result of the negligence or unlawful act of the Management. Tenant does hereby indemnify, release, and save harmless management and management agents from and against any and all suits, actions, claims, judgments, and expenses arising out of or relating to any life, bodily or personal injury, property damage, or other demand, claim or action of any nature arising out of or related to this lease or the use of this premises.

8. ESCALATION CLAUSE: The Management shall reserve the right to increase the rent during the term of this lease upon a 30 day written notice to the Tenant. The Tenant shall approve or reject this proposal in writing within seven days of receipt. Upon rejection, the Management may, at its option, cause the Termination Date to be accelerated to a date not less than 30 days following the date of rejection as stated in writing.

9. POSSESSION: If management is unable to deliver possession of the premises at the commencement hereof, Management shall not be liable for any damages caused hereby, nor shall this agreement be void or voidable, but Tenant shall not be liable for any rent until possession is delivered. Tenant may terminate this agreement if possession is not delivered within 14 days of the start of the term hereof.

10. DEFAULT: If Tenant shall fail to pay rent when due, or fail to perform any terms hereof, the Management, at its option, may terminate all rights of Tenant there under, unless Tenant, within three days after notice thereof, shall cure such default. If Tenant abandons or vacates the property, while in default of the payment of rent, Management may consider any property left on the premises to be abandoned and may dispose of the same in any manner allowed by law, without responsibility or liability therefore. In the event the Management reasonably believes that such abandoned property has no value, it may be discarded. All property on the premises in hereby subject to a lien in favor of Management for payment of all sums due hereunder, to the maximum extent allowed by law. In the event of a default by Tenant, Management may elect to a) continue the lease in effect and enforces all his rights and remedies hereunder, including the right to recover the rent as it comes due, or b) at any time, terminate all of Tenants rights hereunder and recover from Tenant all damages he may incur by reason of the breach of the lease, including the cost of recovering the premises, and including the worth at the time of such termination, or at the time of an award if suit be instituted to enforce this provision, of the amount by which the unpaid rent of the balance of the term exceeds the amount of such rental loss which the Tenant proves could be reasonably avoided.

11. DESTRUCTION OF OR DAMAGE TO THE PREMISES: If the premises are totally destroyed or so substantially damaged as to be untenantable by storm, fire, earthquake, flooding or other casualty, this lease shall terminate as of the date of such destruction or damage, and rental shall be accounted for as between management and Tenant as of that date. If the leased premises should be damaged (but not rendered wholly untenantable) to the extent that management shall decide not to rebuild or repair, the term of this lease shall end and the rent be prorated up to the time of the damage.

12. SECURITY: The security deposit set forth, if any, shall secure the performance of Tenant’s obligations hereunder. Management may, but shall not be obligated to apply all or portion of said deposit on account of Tenant’s obligations hereunder, and may, but is not obligated to, maintain such funds in an interest bearing account. Any interest accruing shall become the property of Management or Agent for Management. Any balance remaining upon termination shall be returned to Tenant. Tenant shall not apply the Security Deposit in payment of the last month’s rent, unless prior written consent has been given by the Management. Nothing in this agreement shall preclude the Management from retaining the security deposit for nonpayment of rent or of fees, for abandonment of the premises (abandonment fee shall be equal to one month’s rent), for nonpayment of utility charges, for repair work or cleaning contracted for by the Tenant with third party, for unpaid pet fees, or for actual damages caused by the Tenant’s breach.

13. ASSIGNMENT AND SUBLETTING: Tenant may not sub-let dwelling or assign this lease without the written consent of Management.

14. ATTORNEY’S FEE: In any legal action to enforce the terms hereof or relating to the demised property, the prevailing party shall be entitled to all costs incurred in connection with such actions, including a reasonable attorney’s fees.

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15. WAIVER: No failure of Management to enforce any term hereof shall be deemed a waiver, nor shall any acceptance of a partial payment of rent for any payment marked “payment in full” be deemed a waiver of Management’s right to the full amount thereof.

16. NOTICE: Any notice which either party may or is required to give, may be given by mailing the same, postage paid, to Tenant at the premises, or to Management in care of 3780 Old Norcross Road, Suite 103-226, Duluth, GA 30096 or at such other places as may be designated in writing by the parties from time to time. Real Estate Services is authorized to act on behalf of owner with respect to this agreement, to manage the premises, and is management’s designated agent for service of process with respect to any matter arising under this agreement.

17. HOLDING OVER: If the Tenant should hold over on the premises after expiration of the term of this lease and with the consent of Management, the possession shall not be construed as a renewal for the same term, but shall be construed as a month to month tenancy in accordance with the terms hereof as applicable. Either party must give to the other a minimum sixty day written notice of intention to terminate tenancy during such month to month tenancy, and such notices shall become effective on the last day of the month in which it is received. There shall be no renewal of this lease by operation of law.

18. EVICTION: If the rent called for under this agreement has not been received by the fifth day of the month in which it is due, than Management or his agent shall have the right to assert all legal and contractual remedies to enforce this lease and, without limitation to any other remedy, may take out Dispossessory Warrant and have Tenant, his or her family and possessions evicted from the premises.

19. SECURITY DEPOSIT: The aforementioned security deposit will be returned to Tenant within thirty days after dwelling is vacated. IF: a) lease term has expired or agreement has been terminated by all parties , and b) all monies due Management by Tenant have been paid, and c) dwelling is not damaged beyond normal wear and tear, and d) dwelling is returned in clean, ready-to-rent condition.

20. EARLY TERMINATION: Tenant may terminate this agreement prior to previously stated TERMINATION DATE by doing all the following a) Giving Management ninety days written notice, with such notice becoming effective only on the last day of the month in which it is received. b) Paying all monies due through new date of termination, c) Paying an amount equal to the Security Deposit as an Early Termination Fee, d) Returning dwelling in a clean, ready-to-rent condition and e) Paying a pro-rated portion of expenses for repairing and cleaning based on the ratio of the number of months then remaining in the term to the number of months originally in the initial terms.

21. APPLIANCES: The stove, and any window air conditioners, and/or any other appliances, if any, delivered with the property are for the convenient of the Tenant, but are not guaranteed to operate for the duration of this agreement. Tenant may repair them at Tenants expense if Tenant so desire and Tenant agrees to return same at end of lease in same condition as at beginning of lease. Items of personally delivered with the property are listed previously as “Appliances Included”

22. REPAIRS: Management will make necessary repairs to the dwelling and systems including electrical, plumbing, heating and hot water heating with reasonable promptness after receipt of written notice from Tenant. Tenant agrees to bear the first $50.00 of the cost of these repairs during each calendar month. Management will bear all costs above the first $50.00 for repairs.
If any damages, beyond normal wear and tear, is caused by Tenant or his guest, Tenant agrees to pay management the cost of repair with the next rent payment or upon termination of this agreement, whichever comes first.

23. FROZEN OR BROKEN WATER PIPES: During cool weather, Tenant agrees to maintain sufficient heat in dwelling and leave faucets dripping to prevent frozen or broken water pipes. Damage to plumbing, the dwelling, and/or personal property from frozen or broken water pipes will not be considered norm wear and tear, and will be the responsibility of the Tenant.

24. MAIL: Mail delivery to the premises is not guaranteed, and any boxes requested by the US Postal Service are not the responsibility of Management.

25. RENTERS INSURANCE: The Management of the property can not maintain insurance for Tenants personal property or belongings. Tenants are encouraged to obtain Renters Insurance prior to taking occupancy.

26. KEROSENE HEATERS OR APPLIANCES: The Tenant agrees not to use any form of Kerosene space heater in the dwelling.

27. TELEPHONES: Availability of telephones or Cable TV service to the premises is not guaranteed, and any installation or repair charges are the responsibility of the Tenants.

28. SMOKE DETECTORS: The Tenant acknowledges the presence of a working smoke detector on each level of the premises, and agrees to test the detector weekly for proper operation and further agrees to replace batteries when necessary. Tenant agrees to notify Management immediately in writing if any unit fails to operate properly during any test. Tenant acknowledges that he understands how to test and operate the smoke detector(s) in this property.

29. LOCKS: Tenant is prohibited from adding locks to, changing or in any way altering locks installed on the doors on the premises without the prior written consent of the management. If the addition or changing of such locks is consented to, the Tenant shall provide management with keys to such locks.

30. NO ESTATE IN LAND: This lease shall create the relationship of landlord and tenant between management and Tenant: no estate shall pass out the management: Tenant has only usufruct and not an estate for years.

31. SEVERABILITY: In the event that any part of this lease be construed as unenforceable, the remaining parts of this lease shall be in full force and effect as though the unenforceable part or parts were not written into the lease.

32. PEST CONTROL: Pest control is the responsibility of the Tenant.

33. GENDER: In all references herein to Tenant, the use of the singular number is intended to include the appropriate number as the text of this lease require. Each Tenant shall always be jointly and severally liable for the performance of every agreement, and promise made herein.

In Witness Whereof, the parties hereto have caused these presents to be signed in person or by a person duly authorized, the day and year above written.

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